UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 7, 2014

Technical Communications Corporation
(Exact name of registrant as specified in its charter)

Massachusetts	001-34816	04-2295040
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Domino Drive, Concord, MA	01742
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(978) 287-5100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On August 12, 2014, Technical Communications Corporation (the “Company”) announced its financial results for the three and nine months ended June 28, 2014.  A copy of the press release dated August 12, 2014 describing such results is attached as Exhibit 99.1 to this report and incorporated herein.

Item 8.01    Other Events.

Adoption of Stockholder Rights Plan

On August 7, 2014, the Board of Directors of the Company declared a dividend distribution of one Common Stock Purchase Right (a “Right”) for each outstanding share of common stock, par value $.10 per share (the “Common Stock”) of the Company.  The distribution was made payable as of August 18, 2014 to stockholders of record on that date (the “Record Date”).  Each Right, once exercisable, entitles the registered holder to purchase from the Company one share of Common Stock, at a price of $25 per share (“Exercise Price”), subject to certain adjustments.  The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) by and between the Company and American Stock Transfer & Trust Company LLC, as Rights Agent (the “Rights Agent”). This Rights Plan was adopted to replace a previous Rights Plan that expired earlier in the week.

As discussed below, initially the Rights will not be exercisable, certificates will not be sent to stockholders, and the Rights will automatically trade with the Common Stock.

The Rights, unless earlier redeemed by the Board of Directors, become exercisable upon the close of business on the day (the “Distribution Date”) which is the earlier of (i) the tenth business day following a public announcement that a person or group of affiliated or associated persons, with certain exceptions set forth below, has acquired beneficial ownership of 15% or more of the outstanding voting stock of the Company (an “Acquiring Person”) and (ii) the tenth business day (or such later date as may be determined by the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement by any person of a tender or exchange offer, the consummation of which would result in such person or group of affiliated or associated persons becoming an Acquiring Person.

An Acquiring Person does not include (A) the Company, (B) any subsidiary of the Company, (C) any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company, or any trust or other entity organized, appointed, established or holding voting stock for or pursuant to the terms of any such plan or (D) any person or group of affiliated or associated persons whose ownership of 15% or more of the shares of voting stock of the Company then outstanding results solely from (i) any action or transaction(s) approved by the Board of Directors before such person or group became an Acquiring Person or (ii) a reduction in the number of issued and outstanding shares of voting stock of the Company pursuant to a transaction or transactions approved by the Board of Directors (provided that any person or group that does not become an Acquiring Person by reason of clause (i) or (ii) above shall become an Acquiring Person upon acquisition of an additional 1% or more of the Company’s voting stock unless such acquisition of additional voting stock would not result in such person becoming an Acquiring Person by reason of clause (i) or (ii) above).

Prior to the Distribution Date, the Rights will not be exercisable, will not be represented by a separate certificate, and will not be transferable apart from the Company’s Common Stock, but will instead be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate with a copy of a Summary of Rights attached thereto.  Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new Common Stock certificates issued after the Record Date will contain a legend incorporating the Rights Agreement by reference.  Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding as of the Record Date, with or without a copy of a Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and such separate certificates alone will evidence the Rights from and after the Distribution Date.

The Rights are not exercisable until the Distribution Date.  The Rights will expire at the close of business on August 6, 2024, unless earlier redeemed or exchanged by the Company as described below.

Shares of Common Stock purchasable upon exercise of the Rights will be non-redeemable and will be subordinate to any series of the Company’s preferred stock.  The Exercise Price of the Rights and the number of shares of Common Stock issuable upon exercise of the Rights are subject to certain adjustments from time to time in the event of a stock dividend on, or a subdivision or combination of, the Common Stock.  The Exercise Price for the Rights also is subject to adjustment in the event of extraordinary distributions of cash or other property to holders of Common Stock.

Unless the Rights are earlier redeemed, in the event that a person or group becomes an Acquiring Person, the Rights Agreement provides that proper provisions will be made so that each holder of record of a Right (other than Rights beneficially owned by an Acquiring Person and certain affiliates, associates and transferees thereof, whose Rights will thereupon become null and void) will thereafter have the right to receive, upon payment of the Exercise Price, that number of shares of the Common Stock having a fair market value determined in accordance with the Rights Agreement at the time of the transaction equal to approximately two times the Exercise Price.

In addition, unless the Rights are earlier redeemed or exchanged, in the event that, after the time that a person or group becomes an Acquiring Person, the Company were to be acquired in a merger or other business combination (in which any shares of Common Stock are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the Rights Agreement provides that proper provision will be made so that each holder of record of a Right (other than Rights beneficially owned by an Acquiring Person and certain affiliates, associates and transferees thereof, whose Rights will have become null and void) will from and after such date have the right to receive, upon payment of the Exercise Price, that number of shares of common stock of the acquiring company having a fair market value at the time of such transaction determined in accordance with the Rights Agreement equal to approximately two times the Exercise Price.

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding voting stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become null and void), in whole or in part, for that number of shares of Common Stock having a fair market value on the date such person or group became an Acquiring Person equal to the excess of (i) the fair market value of Common Stock issuable upon the exercise of the Rights over (ii) the Exercise Price of the Rights, in each case subject to anti-dilution adjustments.

The Company may issue cash in lieu of fractional shares of Common Stock issuable upon exercise of the Rights.

At any time prior to the close of business on the tenth business day after there has been a public announcement that a person has become an Acquiring Person or such earlier date as a majority of the Board of Directors of the Company shall become aware of the existence of an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the “Redemption Price”).  Immediately upon the effective time of the action of the Board of Directors authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

For as long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights in any manner, including an amendment to extend the time period in which the Rights may be redeemed.  At any time when the Rights are not then redeemable, the Company may amend the Rights in any manner that does not materially adversely affect the interests of holders of the Rights as such.

Until a Right is exercised, the holder, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights have certain anti-takeover effects. The Rights will cause dilution to a person or group who attempts to acquire the Company on terms not approved by the Company’s Board of Directors.  The Rights should not interfere with any merger or other business combination approved by the Board since they may be redeemed by the Company at $.001 per Right at any time prior to the close of business on the tenth business day after there has been a public announcement that a person or group has become an Acquiring Person or such earlier date as a majority of the Board of Directors of the Company shall become aware of the existence of an Acquiring Person.

The form of Rights Agreement between the Company and the Rights Agent, specifying the terms of the Rights, which includes as Exhibit A the form of Summary of Rights to Purchase Common Stock and as Exhibit B the Form of Right Certificate, are attached hereto as exhibits and incorporated herein by reference.  The foregoing description of the Rights is qualified by reference to such exhibits.

Item 9.01    Financial Statements and Exhibits.

a.	Financial statements of businesses acquired. Not applicable.
b.	Pro forma financial information. Not applicable.
c.	Shell company transactions. Not applicable
d.	Exhibits.
Exhibit 99.1 is furnished pursuant to Item 2.02 hereof, and the information contained in Item 2.02 of this report and such exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated therein.

Exhibit No	Title

4.1	Rights Agreement dated as of August 7, 2014, by and between Technical Communications Corporation and American Stock Transfer & Trust LLC Company, as Rights Agent. The Rights Agreement includes as Exhibit A the form of Summary of Rights to Purchase Common Stock and as Exhibit B the Form of Right Cerificate

99.1	Press Release dated August 12, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technical Communications Corporation

Dated: August 12, 2014	By:	/s/ Carl H. Guild, Jr.
Carl H. Guild, Jr.
President and Chief Executive Officer

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